                                                                    EXHIBIT 12.1


               Computation of Ratio of Earnings to Fixed Charges


                                                                              Six Months Ended June 30,
                                       Inception to          Year Ended       -------------------------
                                    December 31, 1996    December 31, 1997     1997              1998
                                    ------------------   ------------------   -------          --------
Net Loss                                 $ (1,167)            $(15,784)       $(2,858)         $(22,625)
Net Internet Expense                           61                2,918            126             4,942
Rent Expense (Interest Portion)                 9                  145             33               119
                                         --------             --------        -------          --------
          Earnings (as defined)            (1,097)             (12,721)        (2,699)          (17,564)
                                         --------             --------        -------          --------
Interest Expense                               62                2,958            128             4,971
Rent Expense (Interest Portion)                 9                  145             33               119
                                         --------             --------        -------          --------
          Fixed Charges                        71                3,103            161             5,090
                                         --------             --------        -------          --------
Ratio of Earnings to Fixed Charges             --                   --             --                --



                                                                                     Pro Forma
                                                              -------------------------------------
                                                                  Year Ended       Six Months Ended
                                                              December 31, 1997     June 30, 1998
                                                              ------------------   ----------------
Net Loss                                                           $(60,311)           $(34,434)
Net Internet Expense                                                 26,754              13,282
Rent Expense (Interest Portion)                                         145                 119
                                                                   --------            --------
          Earnings (as defined)                                     (33,412)            (21,033)
                                                                   --------            --------
Interest Expense                                                     26,794              13,311
Rent Expense (Interest Portion)                                         145                 119
                                                                   --------            --------
          Fixed Charges                                              26,939              13,430
                                                                   --------            --------
Ratio of Earnings to Fixed Charges                                       --                  --

     The ratio of earnings to fixed charges is determined by dividing Earnings (defined as the sum of net loss before net interest expense and a portion of rent expense representative of interest) by Fixed Charges (defined as the sum of interest expense and such portion of rent expenses). For the periods ended December 31, 1996 and 1997 and the six month periods ending June 30, 1997 and 1998, the deficiency of earnings to fixed charges was $1,168, $15,824, $2,860 and $22,654, respectively. On a pro forma basis, for the year ended December 31, 1997 and the six month period ended June 30, 1998, the deficiency of earnings to fixed charges was $60,351 and $34,463, respectively.